EXHIBIT 16(a)

May 31, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 29, 2002 of Norstan, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP Arthur Andersen LLP

cc:	Scott G. Christian, Executive Vice President and Chief Financial Officer of Norstan, Inc.